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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-01047) pertaining to the Individual Account Retirement Plan of Park-Ohio Industries, Inc. and Its Subsidiaries of our report dated June 6, 2003, with respect to the financial statements and schedule of the Individual Account Retirement Plan of Park-Ohio Industries, Inc. and Its Subsidiaries included in this Annual Report (Form 11-K) for the year ended December 31, 2002.

                                            /s/Ernst & Young LLP


Cleveland, Ohio
June 23, 2003